Exhibit 99.1

Contact:

Rick Leach

Sr. Vice President, Marketing

A.D.A.M., Inc.

(404) 604-2757

marketing@adamcorp.com

Investor Relations Contact:

Jody Burfening/Amy Gibbons

Lippert/Heilshorn & Associates

(212) 838-3777

agibbons@lhai.com

A.D.A.M., Inc. Announces First Quarter Financial Results

ATLANTA — May 12, 2009 — A.D.A.M., Inc. (Nasdaq: ADAM), a leading provider of health information and benefits technology solutions, announced financial results for the first quarter ended March 31, 2009.

“We delivered a significant increase to net income for the quarter, excluding the non-cash charge for goodwill impairment, which we believe is an accomplishment in economic conditions that have placed downward pressure on revenues,” said Kevin Noland, president and chief executive officer. “The stringent cost controls we implemented last year combined with strong cash flow, in excess of our debt servicing needs, have enabled us to maintain profitable margins. Nevertheless, while controlling our costs, we continue to invest for the future with product and content development expenses increasing by 5%.

“These investments are critical as we look towards expanding our product capabilities to better service and increase market share in our core markets. With the recent appointment of a chief technology officer, we are embarking on a path to transform our technology, products and systems over the next one to two years to better position us for long-term growth. Our immediate attention will be on completing product and systems upgrades to improve key Benergy-related applications our brokers rely on to manage their business and client relationships. From there, we plan to move forward with a major project to migrate Benergy from a software-as-a-service application to an open, enterprise platform. Once completed, these strategic investments will place A.D.A.M. in a strong position for further growth and enhanced profitability. Not only are we planning to significantly expand our broker channel, we plan to focus on our direct-to-employer business, businesses with 1,000 or more employees, a largely untapped opportunity that holds a great deal of promise for A.D.A.M.

“In the meantime, A.D.A.M.’s attractive recurring revenue model, broad customer base, high retention rates and aggressive cost controls will allow us to continue to generate positive cash flow to fund our goal of delivering consistent revenue growth,” concluded Noland.

—More—

First Quarter Highlights

License revenues for the first quarter ended March 31, 2009 were $6.2 million, compared to $6.4 million in the first quarter of 2008. The Company continued to experience high renewal rates in both its content and Benergy licensing businesses, but a significant slow down in employer spending during the first quarter of 2009 and in the last quarter of 2008 impacted Benergy and enrollment licensing.

Total revenues for the first quarter ended March 31, 2009 were $6.7 million, compared to $7.1 million in the first quarter of 2008. This was a decrease of 6%, primarily reflecting the current market economic conditions.

During the first quarter of 2009, the Company recorded a goodwill impairment charge of $13.9 million. While this impairment charge reduced the reported results under Generally Accepted Accounting Principles (“GAAP”), such charge was non-cash in nature and is not expected to affect the Company’s liquidity, cash flows from operating activities, or future operations. The impairment charge reduced the carrying value of goodwill from the Online Benefits acquisition to fair value. Factors considered in determining the fair value included, among other things, the Company’s market capitalization based on its common stock price, common market multiples for comparable companies and discount rates that appropriately reflect the Company’s businesses and the current overall macroeconomic environment.

Operating income for the quarter ended March 31, 2009 was a loss of $12.9 million. Non-GAAP operating income was $1.2 million, or 17% of revenues, compared to $1.4 million or 20% of revenues for the same period a year ago. Non-GAAP operating income excludes the aforementioned charge for goodwill impairment and stock-based compensation. Cash flow, as measured by Adjusted EBITDA was $1.7 million, or 26% of revenues, for the first quarter ended March 31, 2009, as compared to $2.0 million or 28% of revenues for the same period a year ago.

Net loss for the first quarter ended March 31, 2009 was $13.0 million or $(1.28) per share on a diluted basis as compared to a profit of $547,000 or $0.05 per share on a diluted basis for the first quarter of 2008. Non-GAAP net income was $1.2 million, an increase by 40% from the same period a year ago, and excludes the aforementioned charge for goodwill impairment, stock-based compensation and the amortization of purchased intangibles.

Cash and cash equivalents were $2.6 million at March 31, 2009 as compared to $1.4 million at December 31, 2008. The Company maintains a credit line of $3.0 million, which was unused at March 31, 2009.

Conference Call

A.D.A.M. will conduct its first quarter earnings conference call on May 12, 2009 at 10:00 AM ET. To participate in the call, please dial 866-624-3372 approximately five minutes prior to the start time. International callers may dial 706-758-3874. A digital replay will be available at 12:00 PM ET the same day by dialing 800-633-8284 or 402-977-9140 with reservation code 21422748. The telephone replay will be available until May 26, 2009. To listen to a replay of the call online, visit www.adam.com.

Use of Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with GAAP, we present investors with certain non-GAAP operational measures, including adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA, all of which primarily exclude the effects of amortization of intangible assets, stock-based compensation, acquisition related expenses, facility consolidation charges, debt refinancing costs, the income tax benefits from valuation of future tax loss carryforwards and a goodwill impairment charge.

Our management considers the total return of an investment we have made in an acquisition (i.e., operating profit generated as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Thus, because the purchase price for an acquisition does not necessarily reflect the accounting value assigned to intangible assets, including customer lists and goodwill, when analyzing the return provided by the acquisition in subsequent periods, our management, for planning and evaluation purposes, excludes the GAAP impact of acquired intangible assets, goodwill impairment charges and other acquisition related expenses to our financial results. We believe that such an approach is useful in understanding the long-term return provided by an acquisition and that our investors benefit from a supplemental non-GAAP financial measure that adjusts for the accounting expense associated with acquired intangible assets.

Similarly, we believe that excluding stock-based compensation expense provides supplemental information and an alternative presentation useful to investors’ understanding of our operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

We also believe that, in excluding stock-based compensation, amortization of intangible assets, facility consolidation and the other listed items in the GAAP to Non-GAAP reconciliation schedules, our non-GAAP financial measures provide investors with transparency into the information and basis used by management and our board of directors to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies in making financial and operating decisions, and to establish targets for management incentive compensation.

We believe that the presentation of non-GAAP operational measures of adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA provide important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. These non-GAAP operational measures have historically been used as key performance metrics by our senior management as they evaluate the performance of the consolidated financial results. These non-GAAP operational measures are reviewed individually as well as in total in measuring our performance against internal and external expectations for the period. The expectations for such key non-GAAP operational measures are the basis for any financial guidance provided by management for future periods. Management believes that the use of each of these non-GAAP financial measures provides enhanced consistency and comparability with our past financial reports. We provide this information to investors to enable them to perform additional analyses of past, present and future operating performance.

We believe that each of these operational measures is useful to investors in their assessment of our operating performance and the valuation of our company. Adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA are significant measures used by management for:

•	Reporting our financial results and forecasts to our board of directors;
•	Evaluating the operating performance of our company;
•	Managing and comparing performance internally and externally against our peers; and
•	Establishing internal operating targets.

These non-GAAP operational measures, including adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA, are used by us as broad measures of financial performance that encompass our operating performance, cash, capital structure, investment management, and income tax planning effectiveness. These operational measures are not calculated in accordance with GAAP and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. These operational measures have limitations in that they do not reflect all of the costs or reductions to revenues associated with the operations of our business as determined in accordance with GAAP. In addition, these operational measures may not be comparable to non-GAAP financial measures reported by other companies. As a result, one should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to operational measures. The limitations in relying on our non-GAAP financial measures include the fact that the adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA operational measures do not include the impact of stock-based compensation expense or the effects of amortization of intangible assets, acquisition related expenses and other charges. We expect to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion or inclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

About A.D.A.M., Inc.

A.D.A.M. (Nasdaq: ADAM) is a leading provider of health information and benefits technology solutions to healthcare organizations, employers, consumers, and educational institutions. A.D.A.M.’s portfolio of products includes its award-winning Multimedia Encyclopedia and Benergy™, the leading benefits communication and healthcare decision support platform for small and mid-sized employers. A.D.A.M. content and technology solutions help consumers better understand their health, wellness and benefits, while helping healthcare organizations and employers reduce the costs of healthcare and benefits administration. For more information, visit http://www.adam.com or call 1-800-755-ADAM.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. The forward-looking statements are based on A.D.A.M.’s current intent, belief and expectations. These statements, especially revenue, net income, cash flow, are not guarantees of future performance and involve a number of risks and uncertainties that can be difficult to predict and that could cause actual results, performance or developments to differ materially. Factors that could affect the company’s actual results, performance or developments include general economic conditions, development of the Internet as a source of health information, pricing actions taken by competitors, demand for the company’s health information, regulatory changes in laws and regulations that impact how the company conducts its business and the other factors described in A.D.A.M.’s filings with the SEC. A.D.A.M. undertakes no obligation or duty to update or revise any of its forward-looking statements whether as a result of new information, future events, circumstances or otherwise.

# # #

A.D.A.M., Inc.

Consolidated Statements of Operations

A.D.A.M., Inc.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures

A.D.A.M., Inc.

Consolidated Balance Sheets

A.D.A.M., Inc.

Consolidated Statements of Cash Flows

A.D.A.M., Inc.

Consolidated Statements of Operations (Unaudited)

First Quarter, 2009 and 2008

(numbers in thousands, except per share data)

	Three Months Ended March 31,
	2009	% of Revenues	2008	% of Revenues	% Increase (Decrease)

Revenues, net:
Licensing	$6,176	93%	$6,429	90%	-4%
Product	215	3%	241	3%	-11%
Professional services and other	278	4%	453	6%	-39%

Total revenues, net	6,669	100%	7,123	100%	-6%

Cost of revenues:
Cost of revenues	1,115	17%	946	13%	18%
Cost of revenues-amortization	463	7%	482	7%	-4%

Total cost of revenues	1,578	24%	1,428	20%	11%

Gross profit	5,091	76%	5,695	80%	-11%

Operating expenses:
Product and content development	1,045	16%	991	14%	5%
Sales and marketing	1,947	29%	2,118	30%	-8%
General and administrative	1,083	16%	1,295	18%	-16%
Goodwill impairment	13,940	209%	—	0%	(a )

Total operating expenses	18,015	270%	4,404	62%	(a )

Operating income (loss)	(12,924)	-194%	1,291	18%	(a )

Interest expense	121	2%	472	7%	-74%
Interest income	(2)	0%	(24)	0%	(a )
Loss on sale of investments	—	0%	296	4%	(a )

Income before income taxes	(13,043)	-196%	547	8%	(a )
Income tax benefit	—	0%	—	0%	(a )

Net income (loss)	$(13,043)	-196%	$547	8%	(a )

Earnings per share
Basic	$(1.28)		$0.06
Diluted	$(1.28)		$0.05

Weighted average common shares outstanding
Basic	10,152		9,715
Diluted	10,152		10,728

(a)	not meaningful

A.D.A.M., Inc.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1) (Unaudited)

First Quarter, 2009 and 2008

(numbers in thousands, except per share data)

	Three Months Ended March 31,
	2009 GAAP	2009 Non-GAAP	2008 GAAP	2008 Non-GAAP	% Increase/ Decrease
Reconciliation of GAAP operating income (loss), net income (loss) and EPS to non-GAAP measures.

GAAP operating income (loss)	$(12,924)	$(12,924)	$1,291	$1,291	(a )
Stock-based compensation (2)		148		144
Goodwill impairment (5)		13,940		—

Non-GAAP operating income		$1,164		$1,435	-19%

GAAP net income (loss)	$(13,043)	$(13,043)	$547	$547	(a )
Stock-based compensation (2)		148		144
Amortization of purchased intangibles (3)		188		188
Goodwill impairment (5)		13,940		—

Non-GAAP net income		$1,233		$879	40%

Diluted earnings per share	$(1.28)	$0.12	$0.05	$0.08

Diluted common shares outstanding	10,152	10,152	10,728	10,728

Reconciliation of GAAP net income (loss) to adjusted EBITDA is as follows:

GAAP net income (loss)		$(13,043)		$547
Depreciation		104		109
Amortization of software development		275		294
Stock-based compensation (2)		148		144
Amortization of purchase intangibles (3)		188		188
Interest expense (income)		119		448
Loss on sale of investments (4)		—		296
Goodwill impairment (5)		13,940		—

Adjusted EBITDA		$1,731		$2,026	-15%

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered as a substitute for comparable GAAP measures and should be read only in conjunction with our financial statements prepared in accordance with GAAP and our press release, which explains our use of non-GAAP measures.
(2)	Stock-based compensation related to non-cash charges for stock options.
(3)	Amortization of customer list and purchased software acquired with Online Benefits.
(4)	Recognition of loss from sale of interest bearing short term investments.
(5)	Goodwill impairment related to the acquisition of Online Benefits.

(a)	not meaningful

A.D.A.M., Inc.

Consolidated Balance Sheets (Unaudited)

March 31, 2009 and December 31, 2008

(numbers in thousands)

	March 31,	December 31,
	2009	2008
Assets
Current assets
Cash and cash equivalents	$2,552	$1,377
Accounts receivable, net	2,233	3,986
Restricted cash	18	47
Inventories, net	14	33
Prepaids and other current assets	725	597
Deferred income tax asset	558	558

Total current assets	6,100	6,598

Non-current assets
Property and equipment, net	1,526	1,592
Intangible assets, net	9,922	9,979
Goodwill	13,690	27,617
Other assets	212	206
Deferred financing costs, net	82	92
Deferred income tax asset	7,062	7,062

Total non-current assets	32,494	46,548

Total assets	$38,594	$53,146

Liabilities and shareholders’ equity

Current liabilities
Accounts payables and accrued expenses	$2,864	$3,880
Deferred revenue	5,758	5,995
Current portion of long-term debt	2,000	2,000
Current portion of capital lease obligations	23	44

Total current liabilities	10,645	11,919

Non-current liabilities
Capital lease obligations, net of current portion	102	112
Other liabilities	1,420	1,293
Long-term debt, net of current portion	7,500	8,000

Total non-current liabilities	9,022	9,405

Stockholders’ equity
Common stock	102	102
Treasury stock	(1,088)	(1,088)
Additional paid-in capital	58,623	58,475
Accumulated deficit	(38,710)	(25,667)

Total stockholders’ equity	18,927	31,822

Total liabilities and stockholders’ equity	$38,594	$53,146

A.D.A.M., Inc.

Consolidated Statements of Cash Flows (Unaudited)

Year-to-Date, 2009 and 2008

(numbers in thousands)

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
Cash flows from operating activities
Net income (loss)	$(13,043)	$547

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Goodwill impairment	13,940
Depreciation and amortization	567	592
Stock-based compensation expense	148	144
Deferred financing cost amortization	10	137
Loss on sale of investments	—	296
Changes in assets and liabilities:
Accounts receivable	1,753	518
Accounts payable and accrued liabilities	(1,016)	(964)
Prepaids and other assets	(134)	(67)
Deferred revenue	(237)	(153)
Other liabilities	127	(84)
Inventories	19	1

Net cash provided by operating activities	2,134	967

Cash flows from investing activities
Software product and content development costs	(406)	(675)
Purchases of property and equipment	(38)	(59)
Additional cost of previous acquisition	(13)	(4)
Net change in restricted cash	29	—
Proceeds from sale of investments	—	2,716
Purchase of investments	—	(37)

Net cash provided by (used in) investing activities	(428)	1,941

Cash flows from financing activities
Payment on long-term debt	(500)	(5,000)
Proceeds from exercise of common stock options	—	230
Repayments on capital leases	(31)	(29)

Net cash used in financing activities	(531)	(4,799)

Increase (decrease) in cash and cash equivalents	1,175	(1,891)
Cash and cash equivalents, beginning of period	1,377	5,425

Cash and cash equivalents, end of period	$2,552	$3,534